Exhibit 99.1

FOR IMMEDIATE RELEASE

SACHEM CAPITAL CORP. ANNOUNCES

REGISTERED PUBLIC OFFERING OF NOTES

Branford, Connecticut, August 26, 2020 -- Sachem Capital Corp. (NYSE American: SACH) announced the commencement of a registered public offering of unsecured, unsubordinated notes due five years from the date of issuance (“Notes”). The Notes will rank pari passu with all the company’s unsecured, unsubordinated indebtedness, whether currently outstanding or issued in the future. The Notes are expected to be listed on the NYSE American under the trading symbol “SCCC” and to trade thereon within 30 days of the original issue date. The interest rate and other terms of the Notes will be determined at the time of the pricing of the offering. The Notes have a private credit rating of BBB+ from Egan-Jones Ratings Company, an independent, unaffiliated rating agency. Egan-Jones is a Nationally Recognized Statistical Ratings Organization (NRSRO) and is recognized by the National Association of Insurance Commissioners (NAIC) as a Credit Rating Provider (CRP). Egan-Jones is also certified by the European Securities and Markets Authority (ESMA). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Ladenburg Thalmann & Co. Inc., Janney Montgomery Scott LLC and National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NASDAQ: NHLD) are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in this offering or any other securities nor will there be any sale of the Notes or any other securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

A registration statement relating to, among other things, the Notes, was filed and has been declared effective by the Securities and Exchange Commission. The offering is being made only by means of a related prospectus supplement and an accompanying base prospectus forming part of the effective registration statement, copies of which may be obtained, when available, from: Ladenburg Thalmann, Attn: Syndicate Department, 277 Park Avenue, 26th Floor, New York, NY 10172, or by emailing prospectus@ladenburg.com (telephone number 1-800-573-2541); or Janney Montgomery Scott LLC, Attn: Syndicate Department, 1717 Arch Street, Philadelphia, PA 19103, or by emailing prospectus@janney.com; or National Securities Corp., 200 Vesey Street, 25th Floor, New York, NY 10281, or by emailing prospectusrequest@nationalsecurities.com.

Sachem Capital Corp. has filed a preliminary prospectus supplement, dated August 26, 2020, with the Securities and Exchange Commission, which contains more detailed description of the Notes and the terms of the offering. The preliminary prospectus supplement and the accompanying base prospectus dated February 5, 2020, which contains other important information about Sachem Capital Corp., should be read carefully before investing in the Notes. Investors are advised to carefully consider their personal investment objectives, the risks relating to Sachem Capital Corp., in general, and to the Notes, in particular, and other matters relating to Sachem Capital Corp., its business, operations and financial condition, before investing in the Notes.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2019 filed with the U.S. Securities and Exchange Commission on March 30, 2020. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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